Exhibit 8.2
August 13, 2007
Topspin Medical, Inc.
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Ladies and Gentlemen:
We have acted as Israeli tax counsel to Topspin Medical, Inc., a Delaware Corporation (the “Company”), in connection with the registration statement on Form SB-2, as amended, filed by the Company with the Securities and Exchange Commission on July 10, 2007 (the “Registration Statement”). In this regard, we have been asked to provide our opinion (the “Opinion”) as to the discussion contained in the Registration Statement under the caption “Israeli Income Tax Considerations.”
For the purpose of rendering the Opinion, we have examined and are relying, with your permission (without any independent investigation or review thereof), upon the truth and accuracy, at all relevant times, of the information contained or referenced in the Registration Statement or otherwise furnished to us.
For the purpose of rendering the Opinion, we have assumed, with your permission and without independent investigation or verification, (i) that original documents (including signatures) are authentic, (ii) that documents submitted to us as copies conform to the original documents, and (iii) the accuracy of statements and representations contained in the Registration Statement.
Subject to the foregoing and any other assumptions, limitations and qualifications specified herein, it is our opinion that the statements made under the caption “Israeli Income Tax Considerations” in the Registration Statement, insofar as they constitute statements of law or legal conclusions concerning Israeli income tax law that are material to an investor in the common stock, warrants or convertible bonds registered pursuant to the Registration Statement, are correct in all material respects.
The Opinion is based upon the Israeli Income Tax Ordinance [New Version], 1961, as amended, regulations thereunder, administrative pronouncements and judicial authority, all as in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein but is not binding on the Israeli tax authorities or the courts. Accordingly, no assurance can be given that the Opinion would not be challenged by the Israeli tax authorities, and if challenged, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in the Opinion. We undertake no responsibility to advise you of any new developments in the application or interpretation of relevant tax laws after the effective date of the Registration Statement. If any of the facts or assumptions pertinent to the Israeli income tax treatment of the transactions addressed herein or any of the statements contained in the Registration Statement or otherwise provided to us are, or later become, inaccurate, such inaccuracy may adversely affect the conclusions expressed in the Opinion. In addition, the Opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the transactions addressed herein or any other transaction.
We hereby consent to (1) the filing of this opinion as an exhibit to the Registration Statement, (2) the discussion of this opinion in the prospectus to the Registration Statement, and (3) being named in the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
We are members of the Israel bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the state of Israel. Where in the discussion contained in the Registration Statement under the caption “Israeli Income Tax Considerations.” English terms and expressions are used to refer to Israeli concepts, the meaning to be attributed to such terms and expressions shall be the meaning attributed to the equivalent Israeli concepts under Israeli law.

Very truly yours,

/s/ Goldfarb, Levy, Eran, Meiri & Co.

Goldfarb, Levy, Eran, Meiri & Co.